EXHIBIT 2.2

                          STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of September 24, 1996 (this "Agreement"), between NWCG (Parent) Holdings Corporation, a Delaware corporation (the "Seller"), The News Corporation Limited, (ACN 007 910 330) a South Australia corporation ("News Corp."), and Fox Television Stations, Inc., a Delaware corporation in which News Corp. has an indirect interest (the "Purchaser").

                  WHEREAS, the Seller owns all of the outstanding shares of capital stock of NWCG Holdings Corporation, a Delaware corporation ("Holdings"), and 2,682,236 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of New World Communications Group Incorporated, a Delaware corporation (the "Company").

                  WHEREAS, Holdings owns 34,510,000 shares of Class B Common Stock.

                  WHEREAS, the Company, News Corp., the Purchaser and Fox Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser ("Merger Sub"), are parties to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger").

                  WHEREAS, as a condition to the willingness of News Corp., the Purchaser and Merger Sub to enter into the Merger Agreement, and as an inducement for each of them to do so, the Seller has agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I

                         PURCHASE AND SALE OF STOCK

                  Section 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser agrees to purchase and accept from the Seller, on the Closing Date (as defined below), all of the Seller's rights, title and interest in and to all of the outstanding shares of capital stock of Holdings (the "Holdings Shares") and all of the shares of Class B Common Stock owned by the Seller at the Effective Time (the "Company Shares," and, together with the Holdings Shares, the "Transferred Shares"), free and clear of all liens, encumbrances and charges other than permitted Liens (as defined below) (the "Acquisition").

                  Section 1.2 Purchase Price. In consideration for the Acquisition, the Purchaser shall, in accordance with
        Section 5.12, pay for, and procure the delivery to, and in the name of, the Seller on the Closing Date of, that number of American Depositary Shares of News Corp. (the "News Corp. Preferred ADRs"), each of which represents four fully paid and nonassessable Preferred Limited Voting Ordinary Shares, par value A$.50 per share, of News Corp. (the "News Corp. Preferred Stock"), equal to (a) the product of (i) the number of shares of Class B Common Stock of the Company directly or indirectly owned by the Seller or Holdings immediately prior to the consummation of the Acquisition and (ii) 1.45 less (b) the number determined by dividing (i) the accreted value as of the Closing Date of the Senior Notes due 1999 of Holdings (the "Holdings Notes") minus $10 million by (ii) $18.625.

                                 ARTICLE II

                                 THE CLOSING

                  Section 2.1  Closing Date.  Subject to the
        satisfaction or waiver of all of the conditions to closing contained in Article VI, the consummation of the Acquisition (the "Closing") shall take place immediately prior to, and at the same place as, the closing of the Merger (the date of the Closing being herein referred to as the "Closing Date").

                  Section 2.2  Transactions To Be Effected at the
        Closing.  At the Closing:

                       (a) the Seller shall deliver to the Purchaser certificates representing the Transferred Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Seller; and

                       (b) the Purchaser shall procure the delivery to the Seller of certificates registered in the Seller's name for the number of News Corp. Preferred ADRs representing the Purchase Price as determined pursuant to Section 1.2.

                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                                OF THE SELLER

                  The Seller represents and warrants to News Corp. and the Purchaser as follows:

                  Section 3.1 Organization and Qualifications. Each of the Seller and Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Seller and Holdings, taken as a whole (a "Seller Material Adverse Effect").

                  Section 3.2  Capitalization.  The authorized
        capital stock of Holdings consists of 1,000 shares of common stock, par value $.01 per share (the "Holdings Common Stock"), and 1,000 shares of preferred stock, par value $.01 per share ("Holdings Preferred Stock"), of which 100 shares of Holdings Common Stock are issued and outstanding and no shares of Holdings Preferred Stock are issued and outstanding. There are no options or agreements to which the Seller, Holdings, Ronald O. Perelman or any entity, other than the Company and its Subsidiaries (as defined below), controlled, directly or indirectly, by Ronald O. Perelman (the "Perelman Affiliates") are a party obligating the Seller, Holdings, Ronald O. Perelman or any Perelman Affiliate to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Holdings or the Company.

                  Section 3.3 Title to Stock. Except as set forth in Section 3.3 of the letter from the Seller, dated as of the date hereof, addressed to News Corp. and the Purchaser (the "Seller Disclosure Letter"), the Seller owns as of the date hereof all of the outstanding shares of Holdings Common Stock and 2,682,236 shares of Class B Common Stock free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"). At the Closing, the Purchaser will acquire good and marketable title to the Transferred Shares free and clear of any Liens, other than the Lien on the Holdings Shares securing the Holdings Notes. Except as set forth in Section 3.3 of the Seller Disclosure Letter, Holdings owns as of the date hereof 34,510,000 shares of Class B Common Stock, which shares are free and clear of any Liens. Except as set forth in this Section 3.3 and except for warrants to purchase 1,500,000 shares of Class B Common Stock, neither the Seller, Holdings, Ronald O. Perelman nor any Perelman Affiliate owns any shares of capital stock of the Company.

                  Section 3.4 Authority Relative to This Agreement. The Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (the "Transactions"). The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery thereof by News Corp. and the Purchaser, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity hereunder may be subject to Federal or state securities laws or the policies underlying such laws.

                  Section 3.5 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.5 of the Seller Disclosure Letter, the execution and delivery of this Agreement by the Seller do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Seller will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Seller or Holdings, (ii) subject to the making of the filings and obtaining the approvals identified in Section 3.5(b), conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Seller or Holdings or by which any property or asset of the Seller or Holdings is bound or affected, or (iii) subject to the making of the filings and obtaining the approvals identified in Section 3.5(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by the Seller or Holdings) or modification in a manner materially adverse to the Seller and Holdings of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Liens on any property or asset of the Seller or Holdings pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation (collectively, "Contracts"), to which the Seller or Holdings is a party or by which the Seller or Holdings or any property or asset of the Seller or Holdings is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent the Seller from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                       (b)  The execution and delivery of this
        Agreement by the Seller do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (C) approval of the Transactions by the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC promulgated thereunder (the "FCC Rules") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent the Seller from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                  Section 3.6 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Holdings with the Securities and Exchange Commission (the "SEC") since December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, collectively, the "Holdings SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Holdings SEC Reports, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The financial statements of Holdings included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the financial position of Holdings as at the dates thereof and the results of its operations and cash flows for the periods then ended. Since June 30, 1996, Holdings has not incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the unaudited balance sheet of Holdings as at June 30, 1996 (including the notes thereto), or (b) which (i) were incurred in the ordinary course of business after June 30, 1996 and consistent with past practices, (ii) are disclosed in the Holdings SEC Reports filed after June 30, 1996 or (iii) would not, individually or in the aggregate, have a Seller Material Adverse Effect. Since June 30, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Holdings. Holdings has no direct subsidiaries other than the Company.

                  Section 3.7 Absence of Certain Changes or Events. Except for the Holdings Notes, Holdings does not have any material liabilities or obligations. Holdings has no agreement, arrangement or understanding with King World Productions, Inc. ("King World") pursuant to which Holdings is obligated to make any payment to King World as a result of recent discussions regarding a possible transaction between the Company and King World. Holdings has conducted no operations other than in connection with the Holdings Shares and the Holdings Notes.

                  Section 3.8  Taxes.  Except as set forth in Section
        3.8 of the Seller Disclosure Letter:

                       (a)  Holdings has timely filed (or has had
        timely filed on its behalf) or will timely file or cause to be timely filed, all material Tax Returns required by applicable Law to be filed by it prior to or as of the Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

                       (b) Holdings has paid (or has had paid on its behalf), or where payment is not yet due, has established (or have had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate reserve for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

                       (c)  No deficiency or adjustment for any
        material Taxes has been proposed, asserted or assessed against Holdings, that has not been resolved or paid or for which an adequate reserve has not been established in accordance with generally accepted accounting principles. There are no Liens for material Taxes upon the assets of Holdings, except Liens for current Taxes not yet due.

                       (d)  Holdings has not filed a consent under
        section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                       (e)  Holdings has not waived any statute of
        limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment, Tax deficiency or Tax Return. There are no Tax Returns of Holdings which are currently the subject of an audit.

                       (f)  All Tax allocations or Tax sharing
        agreements to which Holdings is a party shall be cancelled immediately prior to the Closing Date.

                       (g)  Since July 17, 1996 neither the Company
        nor any of its Subsidiaries (as defined in the Merger
        Agreement) has taken any action, nor will take any action, that would cause the acquisition of the Company pursuant to the Merger Agreement and this Agreement to fail to qualify for the exceptions described in former Treas. Regs.
        SECTION 1.1502-13(f)(2)(i), Treas. Regs. SECTION 1.1502-13(j)(5),
        former Treas. Regs. SECTION 1.1502-19(g)(1) and Treas. Regs.
        SECTION 1.1502-19(c)(3), other than the Transactions (as defined in the Merger Agreement).

                       (h)  For purposes of this Agreement, the
        following terms shall have the following meanings:

                            (i)  "Taxes" shall mean all Federal,
             state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including (A) any interest, additions to tax, or penalties applicable thereto or with respect to Tax Returns and (B) any liabilities under Treasury Regulations section 1.1502-6.

                           (ii)  "Tax Returns" shall mean all
             Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

                  Section 3.9  Litigation.  Except as set forth in
        Section 3.9 of the Seller Disclosure Letter or as disclosed in the Holdings SEC Reports filed since December 31, 1995, there are no claims, suits, actions or proceedings pending or, to the Seller's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Entity pending or, to the Seller's knowledge, threatened or contemplated, against, relating to or affecting the Seller or Holdings, which could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against the Seller or Holdings having, or which, insofar as can be reasonably foreseen, in the future is likely to have, any such Seller Material Adverse Effect. In addition, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the Holdings SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Seller Material Adverse Effect.

                  Section 3.10    Registration Statement.  The
        information supplied or to be supplied by Holdings and its Representatives (as defined in Section 5.4) for inclusion in the Registration Statement (as defined in Section 5.8) will not, either at the time the Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Section 3.11 Broker's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Seller or Holdings in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Seller or Holdings, except as otherwise provided in the Merger Agreement.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                                OF NEWS CORP.

                  News Corp. hereby represents and warrants to the Seller as follows:

                  Section 4.1   Organization and Qualifications;
        Subsidiaries.

                       (a) Each of News Corp. and each Material News Corp. Subsidiary (as defined below) is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of News Corp. and the Subsidiaries (as defined below) of News Corp., and Twentieth Holdings Corporation and its Subsidiaries, including, without limitation, the Purchaser (each, a "News Corp. Subsidiary"), taken as a whole (a "News Corp. Material Adverse Effect").

                       (b)  The Purchaser and each News Corp.
        Subsidiary that (i) constitutes a Significant Subsidiary of News Corp. within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) owns the material assets of or is the licensee of a United States broadcast television station, or
        (iii) is otherwise material to the business or operations of News Corp. and the News Corp. Subsidiaries, taken as a whole, is referred to herein as a "Material News Corp. Subsidiary." For purposes of this Agreement, a "Subsidiary" of any person means (A) a corporation in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either (i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation or (B) a partnership in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (C) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person has either (i) at least a majority ownership interest or (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such person.

                  Section 4.2  Capitalization.  The authorized
        capital stock of News Corp. consists of 5,000,000,000 shares of A$.50 each, of which, as of June 30, 1996, 1,940,029,769 were designated as Ordinary Shares, par value A$.50 each (the "News Corp. Ordinary Shares"), and were issued and outstanding, 977,363,617 were designated as News Corp. Preferred Stock and were issued and outstanding, and 25,000,000 were designated as 6.25% Convertible Preference Shares, par value A$.50 each (the "News Corp. Convertible Stock"), and were issued and outstanding. All of such shares were validly issued, fully paid and nonassessable. As of June 30, 1996, (a) an aggregate of 2,598,530 options ("News Corp. Options") over Ordinary Shares were outstanding under News Corp. Executives' Share Option Scheme (the "Executive Scheme"), (b) an aggregate of 1,299,265 News Corp. Options over News Corp. Preferred Stock were outstanding under the Executive Scheme, (c) an aggregate of 5,335,319 News Corp. Options over News Corp. Ordinary Shares were outstanding under News Corp. Share Option Plan (the "Plan"), (d) an aggregate of 4,892,659 News Corp. Options over News Corp. Preferred Stock were outstanding under the Plan, (e) warrants to purchase an aggregate of 209,708,738 News Corp. Ordinary Shares (the "News Corp. Warrants") were outstanding, (f) 209,708,738 News Corp. Ordinary Shares were reserved for issuance upon exercise of News Corp. Warrants, (g) 4,690,938 News Corp. Ordinary Shares and 2,345,469 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of Zero Coupon Exchangeable Notes due March 2002, (h) 85,356,000 News Corp. Ordinary Shares and 42,678,000 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of Liquid Yield Option Notes (LYON's) due March 11, 2013, and (i) 25,000,000 News Corp. Ordinary Shares and 12,500,000 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of News Corp. Convertible Stock on September 13, 1998 (the "Conversion Date"), provided News Corp. Ordinary Share price is A$21.62 per share or greater on the Conversion Date. (If the News Corp. Ordinary Share price is below A$21.62 per share the number of shares to be issued on conversion will be determined by dividing the adjusted share price into A$500 million. The adjusted share price will be calculated as 92.5% of the weighted average sale price during the 10 trading days prior to the Conversion Date.) Except as set forth above, as of June 30, 1996, no shares of capital stock or other voting securities of News Corp. were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except (x) upon the exercise of News Corp. Stock Options outstanding on June 30, 1996 or (y) upon the conversion of convertible securities or upon the exercise of News Corp. Warrants, in each case outstanding on June 30, 1996. Except as set forth above, and except with respect to agreements between News Corp. and MCI Communications Corporation and the Scheme of Arrangement involving News Corp. and News International plc, the terms of which were previously disclosed to the Company, and except as contemplated herein, as of June 30, 1996 (i) there are no options or agreements relating to the issued or unissued capital stock of News Corp. or any News Corp. Subsidiary, or obligating News Corp. or any News Corp. Subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, News Corp. or any News Corp. Subsidiary, (ii) there are no outstanding contractual obligations of News Corp. or any News Corp. Subsidiary to repurchase, redeem or otherwise acquire any shares of News Corp. capital stock or any shares of capital stock of any News Corp. Subsidiary, (iii) the shareholders of News Corp. have no preemption rights with respect to the News Corp. Preferred Shares underlying the News Corp. Preferred ADRs to be delivered pursuant to this Agreement and (iv) the issuance of the News Corp. Preferred Shares underlying the News Corp. Preferred ADRs to be delivered by the Purchaser pursuant to this Agreement will not result in an adjustment of the exercise price or number of shares issuable upon exercise in respect of any options, warrants or convertible securities of News Corp.

                  Section 4.3 Validity of News Corp. Preferred Stock and News Corp. Preferred ADRs. The News Corp. Preferred ADRs to be delivered pursuant to this Agreement will be issued by the Depositary (as defined in Section 5.12) under the terms of the Deposit Agreement (as defined in Section 5.12). All of the shares of News Corp. Preferred Stock underlying News Corp. Preferred ADRs to be delivered pursuant to this Agreement, when paid for by Fox and deposited in accordance with Section 5.12 and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any Liens. Upon the due issuance by the Depositary of News Corp. Preferred ADRs evidencing News Corp. Preferred Stock against the deposit of News Corp. Preferred Stock in accordance with the terms of the Deposit Agreement, the News Corp. Preferred ADRs to be delivered pursuant to this Agreement will be duly and validly issued and persons in whose names such News Corp. Preferred ADRs are registered will be entitled to the rights of registered holders of News Corp. Preferred ADRs specified therein and in the Deposit Agreement, and such News Corp. Preferred ADRs will conform in all material respects to the description of News Corp. Preferred ADRs contained in the Registration Statement. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of News Corp., and, assuming the due authorization, execution and delivery thereof by the Depositary, has been duly and validly executed and delivered by News Corp., and constitutes the legal, valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject. The Seller will not be liable for any stamp duty or other issuance or transfer taxes or duties in connection with (a) the issuance and delivery of the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be delivered pursuant this Agreement, (b) the deposit with the Custodian of the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be delivered pursuant to this Agreement, (c) the issuance and delivery of the News Corp. Preferred ADRs to be delivered pursuant to this Agreement or (d) the consummation of any other Transaction.

                  Section 4.4  Authority Relative to This Agreement.
        (a) Each of News Corp. and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

                       (b)  The execution and delivery of this
        Agreement by News Corp. and the Purchaser and the consummation by News Corp. and the Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of News Corp. or the Purchaser are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by News Corp. and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Seller, constitutes the legal, valid and binding obligation of each of News Corp. and the Purchaser, enforceable against News Corp. and the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity hereunder may be subject to Federal or state securities laws or the policies underlying such laws.

                  Section 4.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by News Corp. and the Purchaser do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp. and the Purchaser will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of News Corp., the Purchaser or any other Material News Corp. Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 4.5(b), conflict with or violate any Law applicable to News Corp., the Purchaser or any other Material News Corp. Subsidiary or by which any property or asset of News Corp., the Purchaser or any other Material News Corp. Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 4.5(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by News Corp., the Purchaser or any other Material News Corp. Subsidiary) or modification in a manner materially adverse to News Corp., the Purchaser and the other News Corp. Subsidiaries of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Liens on any property or asset of News Corp., the Purchaser or any other Material News Corp. Subsidiary pursuant to, any Contract to which News Corp., the Purchaser or any other Material News Corp. Subsidiary is a party or by which News Corp., the Purchaser or any other Material News Corp. Subsidiary or any property or asset of News Corp., the Purchaser or any other Material News Corp. Subsidiary is bound, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent News Corp. or the Purchaser from performing their respective obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect. No authorization, approval or consent of any Governmental Entity in Australia is currently required to effect dividend payments on the News Corp. Preferred Shares to be delivered to the Custodian pursuant to Section 5.12 or for the Depositary to effect dividend payments on the News Corp. Preferred ADRs to be delivered by the Purchaser pursuant to this Agreement.

                       (b)   Except as set forth in Section 4.5 of
        the disclosure letter from News Corp., dated the date hereof, addressed to the Seller (the "News Corp. Disclosure Letter"), the execution and delivery of this Agreement by News Corp. and the Purchaser do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp. and the Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act or the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, (C) the approval of the Transactions by the FCC under the Communications Act and the FCC Rules, and (D) the filing of listing applications and the filing of an application for quotation with the stock exchanges on which News Corp. Preferred Stock and News Corp. Preferred ADRs are listed or quoted, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent News Corp. or the Purchaser from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

                  Section 4.6 SEC Reports and Financial Statements. Each form, report, schedule and registration statement filed by News Corp. with the SEC since December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "News Corp. SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the News Corp. SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of News Corp. and the News Corp. Subsidiaries included in such reports have been prepared in accordance with Australian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and give a true and fair view (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) of the consolidated financial position of News Corp. and the News Corp. Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and such financial statements and the reconciliations to United States generally accepted accounting principles comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Since March 31, 1996, neither News Corp. nor any of the News Corp. Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the unaudited balance sheet of News Corp. and the News Corp. Subsidiaries as at March 31, 1996 (including the notes thereto), or
        (b) which (i) were incurred in the ordinary course of business after March 31, 1996 and consistent with past practices, (ii) are disclosed in the News Corp. SEC Reports filed after March 31, 1996 or (iii) would not, individually or in the aggregate, have a News Corp. Material Adverse Effect. Since March 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of News Corp. or any News Corp. Material Subsidiary.

                  Section 4.7 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any News Corp. SEC Report, since March 31, 1996, (a) News Corp. and the News Corp. Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in Section 5.2 hereof, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a News Corp. Material Adverse Effect, other than events or developments generally affecting the industry in which News Corp. and the News Corp. Subsidiaries operate.

                  Section 4.8  Litigation.  Except as disclosed in
        Section 4.8 of the News Corp. Disclosure Letter or in the News Corp. SEC Reports, there are no claims, suits, actions or proceedings pending or, to News Corp.'s knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Entity pending or, to News Corp.'s knowledge, threatened or contemplated, against, relating to or affecting News Corp. or any of the News Corp. Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a News Corp. Material Adverse Effect, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against News Corp. or any News Corp. Subsidiary having, or which, insofar as can be reasonably foreseen, in the future is likely to have, any such News Corp. Material Adverse Effect. In addition, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the News Corp. SEC Reports filed prior to the date hereof which, insofar as can be reasonably foreseen, in the future are likely to have a News Corp. Material Adverse Effect.

                  Section 4.9  Registration Statement.  The
        information supplied or to be supplied by News Corp., any News Corp. Subsidiary or their respective Representatives for inclusion in the Registration Statement will not, either at the time the Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, other than as to information supplied by the Seller or its Representatives, will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

                  Section 4.10  FCC Qualification.  Except as
        expressly contemplated by the third sentence of Section 5.3(b), (a) the Purchaser is, for purposes of obtaining the approval of the FCC under the Communications Act, legally, financially and otherwise qualified to acquire control of the Company, and (b) after due investigation, neither News Corp. nor the Purchaser is aware of any other facts or circumstances that might prevent or delay the prompt approval of the FCC under the Communications Act.

                  Section 4.11  Brokers.  No broker, finder,
        investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of News Corp. or the Purchaser.

                                  ARTICLE V

                                  COVENANTS

                  Section 5.1  Conduct of Business of the Seller and
        Holdings Pending the Closing.    The Seller covenants and
        agrees that (a) until the Closing, (i) the Seller will cause Holdings not to issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock and (ii) except as set forth in Section 5.1 of the Seller Disclosure Letter or except as contemplated by this Agreement, the Seller will not, and will cause Holdings not to, sell, pledge or otherwise dispose of any capital stock of Holdings or the Company and (b) as of the Closing, the Seller will cause Holdings not to have any liabilities or obligations other than the Holdings Notes, liabilities and obligations under the Indenture, dated as of June 30, 1994, as amended and restated, as in effect on the date hereof, between Holdings and Nationsbank of Georgia, N.A., as Trustee (the "Indenture"), and those immaterial liabilities and obligations incurred in the ordinary course of business in connection with maintaining the corporate existence of Holdings, in connection with and reasonably incident to Holding's obligations under the Holdings Notes and the Indenture, or which are set forth in Section 5.1 of the Seller Disclosure Letter.

                  Section 5.2 Conduct of Business of the Purchaser and News Corp. Pending the Closing. Each of the Purchaser and News Corp. covenants and agrees that, except as expressly permitted or contemplated by this Agreement, until the Effective Time, unless the Seller shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 5.2, News Corp. shall, and shall cause each News Corp. Subsidiary (other than the Purchaser and its Subsidiaries) to, and the Purchaser shall, and shall cause its Subsidiaries to, conduct its operations and business in the ordinary and usual course of business. Without limiting the generality of the foregoing, and except as otherwise expressly permitted or contemplated by this Agreement, prior to the Effective Time, without the prior written consent of the Seller, which consent will not be unreasonably withheld, News Corp. will not, and will cause each News Corp. Subsidiary (other than the Purchaser and its Subsidiaries) not to, and the Purchaser will not, and will cause its Subsidiaries not to (a) amend its articles of association or by-laws or equivalent organizational documents in any manner that would be adverse to the holders of News Corp. capital stock, or, unless appropriate adjustment is made in the Exchange Ratio (as defined in the Merger Agreement), subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock, or
        (b) take, or permit any affiliate to take, any action that is reasonably likely to delay, or adversely impact, the approval by any Governmental Entity of the Transactions contemplated hereby.

                  Section 5.3  Governmental Approvals.  (a) As
        promptly as practicable after the execution of this Agreement, if required, News Corp., the Purchaser and the Seller shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act. News Corp., the Purchaser and the Seller shall request early termination of the waiting period under the HSR Act and use their commercially reasonable efforts to obtain clearance or authorization under the HSR Act of the transactions contemplated by this Agreement and the Merger Agreement at the earliest practicable time.

                       (b)  The Purchaser and the Company have
        jointly filed with the FCC all requisite applications and other necessary documents to obtain approval of the Transactions by the FCC. The Seller, News Corp. and the Purchaser shall cooperate and use their commercially reasonable efforts to obtain all required consents and approvals (including approvals of the FCC to the transfer of control of the entities that are controlled by the Seller and hold licenses issued by the FCC) and consents from governmental agencies and third parties, including, without limitation, taking all action necessary, including commitments by News Corp., the Purchaser and their Subsidiaries to divest WITI, Channel 6, Milwaukee, Wisconsin, if necessary in order to comply with the FCC's present rules. Notwithstanding the foregoing, the Purchaser will not be required to take any action to reduce the percentage of U.S. television households served by stations in which the Purchaser or its Subsidiaries have an attributable interest below 35%, as computed pursuant to the FCC's present rules, to the extent that such excess is due to (i) the Company's failure to divest the assets of KNSD, Channel 39, San Diego, California pursuant to the Asset Purchase Agreement, dated as of May 22, 1996, with National Broadcasting Company, Inc. ("NBC") with respect to the sale to NBC or another buyer on similar terms of all of the assets related to KNSD-TV, Channel 39, San Diego, California (such agreement, together with the Asset Purchase Agreement, dated as of May 22, 1996, with NBC with respect to the sale to NBC of all of the assets related to WVTM-TV Channel 13, Birmingham, Alabama, being referred to collectively as the "NBC Agreements"), or (ii) changes in the current FCC attribution or multiple ownership rules that result in an FCC attribution to the Purchaser of interests held by the Purchaser as of July 17, 1996 if such interests were not attributed to the Purchaser as of such date.

                  Section 5.4 Access to Information. Subject to applicable law, from the date hereof to the Effective Time, the Seller shall (and shall cause its Subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees, auditors and agents (the "Representatives") of News Corp. and the Purchaser reasonable access at reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, provided, that the Seller and its affiliates shall not be required to make available any of their Tax Returns or information set forth therein except for such information as relates exclusively to Holdings, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested. All information obtained will be subject to the Confidentiality Agreement among the Company, News Corp., Holdings and the Seller, dated as of July 17, 1996 (the "Confidentiality Agreement").

                  Section 5.5  Further Action, Reasonable Efforts.
        (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, including foreign filings and submissions, and obtain all consents and approvals from parties to Contracts with the parties to this Agreement or their respective Subsidiaries as are necessary for the consummation of the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the parties to this Agreement or their respective Subsidiaries shall use their reasonable efforts to take all such action.

                       (b) Each of the parties to this Agreement and their respective Subsidiaries shall use its commercially reasonable efforts not to take any action, or enter into any transaction, which would result in a breach of any representation, warranty, covenant or agreement made by such party in this Agreement.

                  Section 5.6 Public Announcements. Each of the parties to this Agreement and their respective Subsidiaries shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, however, that any such person may, without the prior consent of the other parties to this Agreement, issue such press release or make such public statement as may be required by law or any listing agreement or arrangement to which any such person is a party with a national securities exchange or if it has used all reasonable efforts to consult with the other parties to this Agreement and to obtain such parties' consent but has been unable to do so in a timely manner.

                  Section 5.7 Notification of Certain Matters. News Corp. and the Purchaser shall give prompt notice to the Seller, and the Seller shall give prompt notice to News Corp. and the Purchaser, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of News Corp., the Purchaser or the Seller, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.8 Registration Statement. News Corp. shall use its commercially reasonable efforts to cause the Registration Statement (as defined in the Merger Agreement) to include a resale prospectus that would permit the Seller or any affiliate thereof (or any pledgee of News Corp. Preferred ADRs under a bona fide pledge arrangement with the Seller) (whether offered for sale directly or in connection with the issuance of debt, equity or other securities (including, without limitation, any options, rights, warrants or similar securities) of Seller (or an affiliate of Seller or an entity established by or at the request of Seller or an affiliate of Seller) that are or may be exchangeable or exercisable for or convertible into News Corp. Preferred ADRs or News Corp. Preferred Shares) to sell without restriction all News Corp. Preferred ADRs delivered to the Seller pursuant to this Agreement or issued to the Seller or any of its affiliates pursuant to the exercise of warrants to purchase shares of capital stock of the Company and, after the filing of the Registration Statement, shall use its commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the second anniversary of the Closing, and during such period shall use its commercially reasonable efforts to cause the resale prospectus to be supplemented by any required prospectus supplement. In addition, the provisions of the Registration Rights Agreement (as defined in Section 5.9) applicable to the Shelf Registration (as defined in
        Section 2(a) of the Registration Rights Agreement), including, without limitation, the provisions with respect to blue sky, listing, payment of expenses and indemnification, shall be applicable to the Registration Statement.

                  Section 5.9 Registration Rights Agreement. Prior to the Closing Date, News Corp. and the Purchaser shall enter into a Registration Rights Agreement in the form of Exhibit A hereto (the "Registration Rights Agreement") with the Seller.

                  Section 5.10  Cooperation With Respect to Certain
        Tax Matters.

                       (a)  The Purchaser recognizes that Holdings
        has joined with the Seller in filing unitary, consolidated or combined Tax Returns. After the Closing Date (i) the Seller shall include (to the extent required by law) the taxable income or loss, and all other items, of Holdings for periods ending on or before the Closing Date, in its unitary, consolidated or combined Tax Returns, and (ii) with respect to any other Tax Returns for any taxable period that includes but does not end on the Closing Date (the "Straddle Tax Returns"), the Seller shall prepare a schedule allocating the taxable income or loss, and all other items, of Holdings to the period commencing with the first day of the taxable period covered by such Straddle Tax Return up to and including the Closing Date (excluding taxable income or loss, and all other items, of the Company arising after the closing of the Merger) (the "Pre-Closing Period") and the period commencing with the first day after the Closing Date and ending with the last day of the taxable period covered by such Straddle Tax Return (including taxable income or loss, and all other items, of the Company arising after the closing of the Merger) (the "Post-Closing Period") by closing the books of Holdings after the consummation of the Merger. Holdings shall file any Straddle Tax Returns on the basis of the allocation of income, loss or other items agreed to by the Purchaser and Seller. With respect to each Straddle Tax Return filed by Holdings, Seller shall pay to Holdings the Tax liability determined to be attributable to the Pre-Closing Period on the basis of the allocation determined under this Section within 10 days after the filing of such Tax Return.

                       (b) The Seller shall be responsible for, and shall have ultimate discretion with respect to, (i) all Tax Returns required or permitted by applicable law to be filed by Holdings (or by the Seller on its behalf) with respect to periods that end on or before the Closing Date, (ii) any elections related to such Tax Returns, which must be reasonably acceptable to the Purchaser, and (iii) notwithstanding anything herein to the contrary, any audit, assessment of Taxes, other examination by any Tax authority, proceeding or appeal of such proceeding relating to Taxes ("Audit") (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns. The Purchaser and Holdings shall cooperate with the Seller for the purpose of making any election under applicable law which will not adversely affect Holdings or the Purchaser. In the event that any Audit for which the Seller is responsible pursuant to this Section 5.10(b) could reasonably be expected to result in a material increase in Tax liability for which the Purchaser or Holdings would be liable, the Seller shall consult in good faith with the Purchaser or Holdings, as the case may be, in respect of the specific issues that could give rise to such increased Tax liability and will not terminate or settle such Audit without the prior written consent of the Purchaser and Holdings, which consent will not be unreasonably withheld.

                       (c)  The Purchaser and Holdings shall be
        responsible for, and shall have ultimate discretion with respect to, (i) all Tax Returns required to be filed by Holdings with respect to periods that begin after the Closing Date and (ii) the Straddle Tax Returns, if any, and (iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns; provided, however, that (A) in the case of any Straddle Tax Return, the preparation and filing of such Return shall be subject to review by the Seller, and (B) in the event that any Audit for which the Purchaser is responsible pursuant to this Section 5.10(c) could reasonably be expected to result in a material increase in Tax liability for which the Seller would be liable, the Purchaser shall consult in good faith with the Seller in respect of the specific issues that could give rise to such increased Tax liability and will not terminate or settle such Audit without the prior written consent of the Seller, which consent will not be unreasonably withheld.

                       (d)  After the Closing Date, each of the
        Purchaser and Holdings, on the one hand, and the Seller, on the other, shall (i) provide, or cause to be provided, to each other's respective Subsidiaries, officers, employees, accountants, representatives and affiliates, such information (including, without limitation, accounting, audits, and related schedules), access and assistance as may reasonably be requested, including making available employees and the books and records of Holdings and the Company, by any of them in connection with the preparation of SEC reports, forms, schedules and registration statements or other financial accounting statements of or by Holdings or Seller or any of their respective affiliates or any Tax Return or any Audit of Holdings or any of its affiliates in respect of which the Purchaser, Holdings or the Seller, as the case may be, is responsible pursuant to Sections 5.10(b) or 5.10(c) hereof and (ii) retain, or cause to be retained, for so long as any such taxable years or Audits shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Audits. Notwithstanding anything to the contrary in this Agreement, neither News Corp. and the News Corp. Subsidiaries nor Seller and its affiliates shall be required to make available any of their Tax Returns or information set forth therein except for such information as relates exclusively to Holdings.

                       (e)  Each of the Purchaser, Holdings and the
        Seller shall (i) promptly inform the other party of, (ii) keep the other party regularly apprised of the progress with respect to, and (iii) notify the other party in writing not later than (A) ten business days after the receipt of any notice of or (B) fifteen business days prior to the settlement or final determination of, any Audit for which it was responsible pursuant to Sections 5.10(b) or 5.10(c) hereof which could affect the Tax liability of such other party for any taxable year.

                       (f)  Unless otherwise required by law,
        Holdings (or any affiliate of Holdings prior to the Closing Date on behalf of Holdings) shall not make any election for Federal, state, local or foreign tax purposes with respect to a Pre-Closing period or any taxable period of Holdings ending on or prior to the Closing Date, which adversely affects the Tax attributes of Holdings.

                       (g)  Section 338(h)(10) Election.

                            (i)  If so requested by the
             Purchaser upon notice to the Seller on or before the Closing Date, the Seller and the Purchaser shall jointly make an election under section 338(h)(10) of the Code with respect to the sale of the Holdings Shares (the "Election"). The Purchaser shall take all necessary steps to properly make a section 338(g) election (as hereinafter defined) in connection with the Election. The Purchaser and the Seller agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such an election, including the exchange of information and the joint preparation and filing of Form 8023-A and related schedules. The Purchaser and the Seller agree to report the transfers under this Agreement consistent with such elections and shall take no position contrary thereto unless required to do so by applicable tax law as a result of a determination as defined in section 1313(a) of the Code or pursuant to this Section 5.10(g).

                           (ii)  The Purchaser shall be
             responsible for the preparation and filing of all forms required to be filed in connection with the Election. The Purchaser shall deliver such forms to the Seller at least 30 days prior to the date such forms are required to be filed. All such forms must be reasonably acceptable to the Seller. The Seller shall execute and deliver to the Purchaser such documents or forms as are requested and are required by any laws in order to file such election properly within 20 days of the request by the Purchaser for such forms. The Seller shall provide the Purchaser with such information as the Purchaser reasonably requests in order to prepare the section 338 forms within 30 days after the Purchaser's request for such information.

                          (iii)  Notwithstanding any other
             provision of this Agreement, the Seller agrees that any income and gain recognized as a result of, and in accordance with, the making of the Election will be included in the consolidated Federal income tax return of the consolidated group that includes the Seller and any resulting tax liability will be paid by the Seller or the consolidated group that includes the Seller.

                           (iv)  Without the written approval of
             the Seller, the Purchaser will not make any filings in state or local jurisdictions with respect to the Election.

                            (v)  The Seller and the Purchaser
             agree that, for purposes of the Election, the price for the Holdings Shares is the amount deemed paid for the shares of the Company owned by Holdings on the Closing Date and agree to file all Tax Returns relating to the Election in accordance with this allocation.

                       (h)  In the event that subsequent to the
        consummation of the Transactions, Holdings has Tax attributes that are carriedback under applicable Tax law to a Tax Return for a taxable period ending on or before the Closing Date which included Holdings, any Tax benefit resulting therefrom shall be paid to the Purchaser within three days of the receipt of the refund from the applicable Tax authority. The amount of the Tax benefit shall be reasonably determined by the Seller or its affiliates. In no event will the Purchaser or its affiliates have any right to review the Tax Returns of the Seller or its affiliates or to have access to the information used or contained in such Tax Returns by reason of this provision.

                  Section 5.11 Other Agreements. Fox shall cause the Company, immediately after the closing of the Merger, to enter into agreements with AGI, in form and substance reasonably satisfactory to the Seller, terminating and fully releasing any party thereto from any further obligation under the Non-competition Agreement between the Company and AGI, dated as of March 9, 1994, and the Indemnification Agreement between the Company and AGI, dated as of March 9, 1994.

                  Section 5.12 News Corp. Preferred ADRs. Prior to the Closing, Fox shall (a) pay News Corp. consideration to be agreed upon by Fox and News Corp. for the issuance of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to this Agreement, and (b) procure that News Corp., pursuant to the terms of the Deposit Agreement (as defined below), (i) deposits with the Custodian (as defined in the Deposit Agreement) the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to this Agreement and
        (ii) instructs the Depositary to deliver the News Corp. Preferred ADRs to be issued pursuant to this Agreement in accordance with the written instructions of the Seller. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary pursuant to the Deposit Agreement, dated as of November 11, 1994, among News Corp., the Depositary and the holders from time to time of News Corp. Preferred ADRs (the "Deposit Agreement").

                  Section 5.13 NYSE; ASX. News Corp. shall (a) promptly prepare and submit to the New York Stock Exchange ("NYSE") applications covering the News Corp. Preferred ADRs to be issued pursuant to the Transactions and shall use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and (b) within ten days after the Closing Date, prepare and submit to the Australian Stock Exchange ("ASX") applications covering the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs issued pursuant to the Transactions pursuant to the Listing Rules of the ASX to cause such securities to be approved for quotation by the ASX.

                  Section 5.14 Sovereign Immunity. News Corp. hereby waives any immunity to which it may become entitled on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and agrees not to interpose any such immunity as a defense to any suit or action brought or maintained in respect of News Corp.'s obligations under this Agreement.

                                 ARTICLE VI

                       CONDITIONS TO THE TRANSACTIONS


                  Section 6.1 The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the following conditions:

                       (a) All conditions to the consummation of the Merger (other than the condition that the transactions contemplated by this Agreement shall have been consummated) shall have been satisfied or waived and all actions necessary to consummate the Merger other than the Merger Filing shall have been taken.

                       (b)  The Closing shall have occurred at or
        before the close of business in New York City on June 30, 1997 (the "Outside Date").

                       (c) All necessary regulatory and governmental approvals and consents, including, without limitation, the approval of the FCC, shall have been obtained.

                       (d)  Any applicable waiting period under the
        HSR Act shall have expired or been terminated.

                       (e)  No action shall have been taken, and no
        statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

                       (f) The News Corp. Preferred ADRs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  Section 6.2 Conditions to Obligations of the Seller to Effect the Transactions. The obligations of the Seller to effect the Transactions are subject to the satisfaction of the following conditions, unless waived by the Seller:

                       (a)  The representations and warranties of
        News Corp. contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the Closing with the same force and effect as though made at and as of the Closing (except to the extent a representation or warranty speaks specifically as of an earlier date).

                       (b)  Each of News Corp. and the Purchaser
        shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

                       (c)  News Corp. shall have delivered to the
        Seller a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 6.2(a) and
        (b).

                       (d) The Purchaser shall have delivered to the Seller a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive or President, evidencing compliance with Section 6.2(b).

                       (e)  News Corp. shall have executed and
        delivered the Registration Rights Agreement.

                       (f) The Assignment and Assumption Agreement, dated as of the date hereof, between Fox and Four Star Holdings Corp. shall be in full force and effect and Fox shall have performed all of its obligations thereunder.

                       (g)  The closing of the transactions
        contemplated by the Purchase and Sale Agreement, dated as of the date hereof, between the Purchaser and 1440 Sepulveda
        Limited Partnership shall have occurred.

                       (h)  The Company shall have received legal
        opinions of Squadron, Ellenoff, Plesent & Sheinfeld, LLP and Allen, Allen & Hemsley, counsel to News Corp. and Fox, in form and substance reasonably acceptable to the Company and its counsel, addressing the matters set forth in Exhibits B-1 and B-2, respectively.

                  Section 6.3 Conditions to Obligations of News Corp. and the Purchaser to Effect the Transactions. The obligations of News Corp. and the Purchaser to effect the Transactions are subject to the satisfaction of the following conditions, unless waived by News Corp. and the Purchaser:

                       (a) The representations and warranties of the Seller contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the Closing with the same force and effect as though made at and as of the Closing (except to the extent a representation or warranty speaks specifically as of an earlier date).

                       (b)  The Seller shall have performed, in all
        material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

                       (c)  The Seller shall have delivered to News
        Corp. and the Purchaser a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 6.3(a) and (b).

                       (d)  News Corp. and Fox shall have received
        the legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, in form and substance reasonably acceptable to New Corp. and Fox and their counsel, addressing the matters set forth in Exhibit C.


                                 ARTICLE VII

                                 TERMINATION
                  Section 7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing:

                       (a)  by the mutual written consent of the
        Seller, the Purchaser and News Corp.;

                       (b)  by the Seller, the Purchaser or News
        Corp., if (i) the Closing shall not have occurred on or before the Outside Date or (ii) any court of competent jurisdiction in the United States or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger or the other material Transactions and such order, judgment or decree shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to clause
        (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                       (c)  by the Seller, if there has been a
        material breach by News Corp. or the Purchaser, as the case may be, of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by News Corp. or the Purchaser, as the cas may be, of notice of such breach from the Seller; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to the Seller if the Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                       (d) by News Corp. or the Purchaser, if there has been a material breach by the Seller of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the Seller of notice of such breach from News Corp. or the Purchaser; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to News Corp. or the Purchaser if News Corp. or the Purchaser, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                       (e)  by News Corp. or the Purchaser, if:

                            (i)  the Merger Agreement is
             terminated in accordance with its terms;

                           (ii)  the Seller or any of its
             affiliates enters into any agreement to consummate a Qualifying Proposal (as defined below); or

                          (iii)  the Seller's board of directors
             approves or recommends any Qualifying Proposal; and

                       (f)  by the Seller if the Seller's board of
        directors approves, and the Seller enters into, an agreement providing for a Qualifying Proposal. For purposes of this Agreement, a "Qualifying Proposal" shall mean a written, bona fide Acquisition Proposal (as defined below) that the Seller's board of directors (i) determines is reasonably capable of being financed and (ii) determines, after consultation with its financial advisors, provides consideration to the holders of the Seller's capital stock that is more favorable than that provided by the Transactions. For purposes of this Agreement, an "Acquisition Proposal" shall mean a merger or other business combination involving the Seller or Holdings, or an offer to acquire in any manner, directly or indirectly, an equity interest in, substantially all of the equity securities of, or a substantial portion of the assets of the Seller or Holdings.

                                ARTICLE VIII

                          SURVIVAL; INDEMNIFICATION

                  Section 8.1 Survival. The representations and warranties of the Seller and News Corp. contained in this Agreement shall not survive the Closing, provided, that (a) the representations and warranties of the Seller contained in Sections 3.1 through 3.5 and the representations and warranties of News Corp. contained in Section 4.1 through 4.5 shall survive the Closing indefinitely, (b) the representations and warranties of the Seller contained in Sections 3.6, 3.7, 3.9, 3.10 and 3.11 and the representations and warranties of News Corp. contained in Section 4.9 shall survive the Closing for a period of one year and (c) and the representations and warranties of the Seller contained in
        Section 3.8(g) shall survive the Closing for a period of three years. The covenants and agreements contained in this Agreement shall survive the Closing indefinitely.

                  Section 8.2  Indemnification.

                       (a) By the Seller. The Seller hereby agrees to indemnify and hold harmless News Corp., Fox and the Surviving Corporation from and against any and all damages, claims, losses or reasonable expenses, including reasonable fees and expenses of counsel ("Damages"), actually suffered
        (i) as a result of a breach of any representation or warranty made by the Seller in Section 3.1 through 3.7, 3.8(g), 3.9,
        3.10 or 3.11 for claims made during the respective survival period of such representations and warranties pursuant to
        Section 8.1, provided, that Damages actually suffered as a result of a breach of any representation or warranty made by the Seller in Section 3.6 or 3.9 as to the Holdings SEC Reports shall not have resulted from information contained therein relating to any Subsidiaries of Holdings, including, without limitation, the Company and its Subsidiaries to the extent included in any consolidated financial statements of Holdings or otherwise, and, provided, further, that for the Buyer to claim indemnification as a result of a breach of any representation made by the Seller in Section 3.8(g), (A) News Corp. and its affiliates (including the Company) must consistently file Tax Returns after the Closing on the basis that they qualify for the exceptions set forth in Section 3.8(g) and (B) any Tax liability resulting from the failure to qualify for such exceptions must be directly caused by the failure of the Company to comply with its obligations under
        Section 3.8(g) and not by any action of News Corp. or any of its affiliates (including the Company) that occur after the Closing, or (ii) as a result of any claim arising as a result of the Transactions that is asserted (A) pursuant to Section
        5.01 of the Stockholders Agreement, dated as of May 25, 1993, by and among SCI Television, Inc., Andrews Group Incorporated and the Initial Executing Shareholders (as defined therein) by any Initial Executing Stockholder or (B) pursuant to
        Section 2.1 of the Registration and Tag Along Rights Agreement, dated as of March 28, 1994, among the Company, Andrews Group Incorporated and the Purchasers (as defined therein) by any Initial Holder (as defined therein) or any Permitted Transferee thereof (as defined therein) or (C) pursuant to Section 6(c)(viii) of the Certificate of Designation of Preferences and Rights of the 6.375% Cumulative Redeemable Convertible Preferred Stock, Series A, of the Company an Initial Holder (as defined therein).

                       (b) By News Corp.. News Corp. hereby agrees to indemnify and hold harmless the Seller from and against any and all Damages actually suffered as a result of a breach of any representation or warranty made by News Corp. in
        Section 4.1 through 4.5 or 4.9.

                       (c)  Tax Indemnification.

                            (i)  The Seller shall be liable for,
             shall pay to the appropriate Tax authorities, and shall indemnify and hold the Purchaser harmless against, all Taxes that are due and payable with respect to Holdings and any other company, except the Company and its Subsidiaries, with which Holdings files a consolidated Federal tax return and that relate to (A) the taxable periods ending before or on the Closing Date, (B) the Pre-Closing Period (excluding taxable income or loss, and all other items, of the Company after the closing of the Merger), and (C) any liabilities arising under Treasury Regulation section 1.1502-6 and similar provisions of foreign, state or local law. The Seller shall be liable for, and shall indemnify and hold the Purchaser and the Company and its Subsidiaries harmless against, any liabilities arising under Treasury Regulations section 1.1502-6 or under similar provisions of foreign, state or local law to which the Company or its Subsidiaries may be subject as a result of any Subsidiaries of the Company having joined with the Seller (or its affiliates) in the filing of consolidated, combined, or unitary Tax Returns. The Seller shall be entitled to all Tax refunds (including interest) attributable to the taxable periods in respect of which the Seller is so obligated to indemnify the Purchaser under this Section 8.2(c)(i).

                           (ii)  The Purchaser and Holdings
             shall be liable for, shall pay to the appropriate Tax authorities, and shall indemnify and hold the Seller harmless against all Taxes of Holdings that relate to (A) the taxable periods that begin after the Closing Date and (B) the Post-Closing Period (including taxable income or loss, and all other items, of the Company after the closing of the Merger). The Purchaser and Holdings shall be entitled to any Tax refund (including interest) attributable to the taxable periods in respect of which the Purchaser and Holdings are so obligated to indemnify the Seller under this Section 8.2(c)(ii).

                       (d)  Conduct of Indemnification Proceedings.
        If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such delay or failure. Except as otherwise provided in this Agreement, the indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses, (ii) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised in writing (a copy of which shall be provided to the indemnifying party) by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding to the extent such claim is effected by such defense; provided, however, that the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                       (e) Treatment. Except as otherwise required by law, all indemnification payments hereunder shall be treated as an adjustment to the purchase price for the Transferred Shares.

                                 ARTICLE IX

                                MISCELLANEOUS

                  Section 9.1  Notices.  All notices and other
        communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, mailed, delivered or sent by confirmed facsimile transmission:

                  (a)  if to the Seller, to:

                       c/o MacAndrews & Forbes Holdings Inc.
                       35 East 62nd Street
                       New York, New York  10021
                       Facsimile No.:  (212) 572-5056
                       Attention:  Barry F. Schwartz

                  with a copy (which shall not constitute notice) to:

                       Skadden, Arps, Slate, Meagher & Flom
                       300 South Grand Avenue
                       Suite 3400
                       Los Angeles, California  90071
                       Facsimile No.:  (213) 687-5600
                       Attention:  Thomas C. Janson, Jr.

                  (b)  if to News Corp., to:

                       The News Corporation Limited
                       1211 Avenue of the Americas
                       New York, New York  10036
                       Facsimile No.:  (213) 768-2029
                       Attention:  Arthur M. Siskind

                  with a copy (which shall not constitute notice) to:

                       Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                       551 Fifth Avenue
                       New York, New York  10176
                       Facsimile:  (212) 697-6686
                       Attn:  Joel I. Papernik

                  (c)  If to the Purchaser, to:

                       Fox Television Stations, Inc
                       10201 West Pico Boulevard
                       Building 88, Room 142
                       Los Angeles, California 90035
                       Facsimile:  (310) 369-2572
                       Attention:  Jay Itzkowitz

                  with a copy (which shall not constitute notice) to:

                       Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                       551 Fifth Avenue
                       New York, New York  10176
                       Facsimile:  (212) 697-6686
                       Attn:  Joel I. Papernik

                  Section 9.2  Expenses.  All costs and expenses
        incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                  Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement.

                  Section 9.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Each of the parties hereto acknowledges that the negotiation of this Agreement occurred in New York, New York and irrevocably agrees that any legal suit, action or proceeding brought by another party hereto arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York (the "Courts"), waives any objection which it may now or hereafter have to the laying of venue of any such proceedings, submits to the exclusive jurisdiction of such Courts in any such suit, action or proceeding and agrees not to commence any such suit, action or proceeding except in such Courts. Each of the Purchaser and News Corp. hereby appoints News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any Court by any party hereto and expressly consents to the jurisdiction of any such Court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Purchaser and News Corp. represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Purchaser and News Corp. agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as the Purchaser's or News Corp.'s agent for service of process, the Purchaser or News Corp., as the case may be, shall appoint without delay another such agent and notify the Seller of such appointment. With respect to any such action in the Courts, service of process upon the Authorized Agent and written notice of such service to the Purchaser or News Corp. shall be deemed, in every respect, effective service of process upon the Purchaser or News Corp., as the case may be.

                  Section 9.5 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.6 Entire Agreement. This Agreement, together with Confidentiality Agreement, the Seller Disclosure Letter and the News Corp. Disclosure Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Memorandum (as defined in the Merger Agreement).

                  Section 9.7 Severability Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of the Seller, News Corp. and the Purchaser, all as of the date first written above.

                                   NWCG (PARENT) HOLDINGS
                                        CORPORATION

                                   By: /s/ Glenn P. Dickes
                                      Glenn P. Dickes
                                      Vice President

                                   THE NEWS CORPORATION LIMITED

                                   By: /s/ Arthur M. Siskind
                                      Arthur M. Siskind
                                      Director

                                   FOX TELEVISION STATIONS, INC.

                                   By: /s/ Jay Itzkowitz
                                      Jay Itzkowitz
                                      Senior Vice President


                                                          EXHIBIT A

                        REGISTRATION RIGHTS AGREEMENT

                    This REGISTRATION RIGHTS AGREEMENT (the
          "Agreement") is made and entered into as of            ,
          1996, by and among The News Corporation Limited (ACN 007 910 330), a South Australia corporation (the "Company"), Fox Television Station, Inc., a Delaware corporation in which the Company has an indirect interest ("Fox"), and the persons named on the signature pages hereto (each, an "Investor," and collectively, the "Investors").

                    WHEREAS, the Investors own shares of capital stock (the "Predecessor Shares"), or warrants to purchase shares of capital stock (the "Predecessor Warrants"), of New World Communications Group Incorporated, a Delaware corporation (the "Predecessor Corporation");

                    WHEREAS, pursuant to the Stock Purchase
          Agreement, dated as of September 24, 1996, among the Company, Fox and certain of the Investors (the "Stock Purchase Agreement"), Fox will purchase certain of the Predecessor Shares and all of the outstanding shares of capital stock of NWCG Holdings Corporation, a Delaware corporation, in exchange for Company Preferred ADRs (as defined below);

                    WHEREAS, in connection with the Agreement and Plan of Merger, dated as of September 24, 1996 (the "Merger Agreement"), by and among the Company, the Predecessor Corporation, Fox and Fox Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Fox ("Merger Sub"), Merger Sub will be merged with and into the Predecessor Corporation and the Predecessor Warrants will become exercisable for Company Preferred ADRs and certain of the Predecessor Shares will be converted into the right to receive, or become convertible into, Company Preferred ADRs; and

                    WHEREAS, in order to induce certain of the Investors to execute and deliver to Fox and the Company the Stock Purchase Agreement and all of the Investors to execute and deliver to Fox certain voting agreements, the Company has agreed to provide the registration rights and Fox has agreed to pay the expenses and provide the indemnification set forth in this Agreement.

                    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                    SECTION 1.  Definitions.

                    As used in this Agreement, the following terms shall have the following meanings:

                    Advice:  See Section 4 hereof.

                    Affiliate means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    Business Day means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

                    Capital Stock means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

                    Company:  See the introductory clauses hereof.

                    Company Preferred ADRs means the American
          Depositary Receipts of the Company, each of which represents four fully paid and nonassessable Company Preferred Shares, issued pursuant to the Merger Agreement or the Stock Purchase Agreement or acquired upon exercise of warrants of the Predecessor Corporation, or any other shares of Capital Stock or other securities into which such Company Preferred ADRs or Company Preferred Shares shall be reclassified or changed, including, without limitation, by reason of a merger, consolidation, exchange, reorganization or recapitalization. If the Company Preferred ADRs or Company Preferred Shares have been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Company Preferred ADRs or Company Preferred Shares in shares of Capital Stock or other securities, or subdivides (or combines) its outstanding Company Preferred ADRs or Company Preferred Shares into a greater (or smaller) number of Company Preferred ADRs or Company Preferred Shares, a Company Preferred ADR or Company Preferred Share, as the case may be, shall be deemed to be such number of shares of Capital Stock and amount of other securities to which a holder of a Company Preferred ADR or Company Preferred Share, as the case may be, outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

                    Company Preferred Shares means the Preferred
          Limited Voting Ordinary Shares, par value A$.50 per share, of the Company.

                    Delay Period:  See Section 2(d) hereof.

                    Demand Notice:  See Section 2(b) hereof.

                    Demand Registration:  See Section 2(c) hereof.

                    Demand Registration Statement means a
          Registration Statement intended to affect a Demand
          Registration.

                    Effectiveness Period:  See Section 2(d) hereof.

                    Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                    Hold-back Period:  See Section 3 hereof.

                    Holder means a person who owns Registrable
          Securities and is either (i) an Investor, (ii) a person to whom an Investor has transferred Registrable Securities in a transaction not involving a public offering (e.g. pursuant to Rule "4(1-1/2)" or any similar private transfer exemption) that has agreed to be bound by the terms of this Agreement as if such person were an Investor, (iii) upon the death of any Investor, the executor of the estate of such Investor or such Investor's heirs, devisees, legatees or assigns or (iv) upon the disability of any Investor, any guardian or conservator of such Investor.

                    Initial Shelf Registration: See Section 2(a) hereof.

                    Interruption Period:  See Section 4 hereof.

                    Investor(s): See the introductory clauses hereof.

                    Merger Agreement: See the introductory clauses hereof.

                    person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    Predecessor Corporation: See the introductory clauses hereof.

                    Predecessor Shares: See the introductory clauses hereof.

                    Prospectus means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                    Registrable Securities means Company Preferred ADRs or Company Preferred Shares originally issued pursuant to the Merger Agreement or the Stock Purchase Agreement or upon exercise of a Predecessor Warrant and beneficially owned by an Investor or an Affiliate of an Investor (or any pledgee of New Corp. Preferred ADRs under a bona fide pledge arrangement with an Investor) (whether offered for sale directly or in connection with the issuance of debt, equity or other securities (including, without limitation, any options, rights, warrants or similar securities) of an Investor (or an Affiliate of an Investor or a person established by or at the request of an Investor) or another person that are or may be exchangeable or exercisable for or convertible into Company Preferred ADRs or Company Preferred Shares (collectively, "Derivative Securities")) unless (i) such securities have previously been disposed of by a Holder pursuant to an effective Registration Statement under
          Section 5 of the Securities Act, or (ii) such securities owned by New World Communications Group (Parent) Holdings Corporation, a Delaware corporation, or its assignee ("NWCGP") have become freely transferable without restriction under the Securities Act.

                    Registration means registration under the
          Securities Act of the offering of Registrable Securities pursuant to the Initial Shelf Registration or the Demand Registration.

                    Registration Period:  See Section 2(b) hereof.

                    Registration Statement means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                    SEC means the Securities and Exchange
          Commission.

                    Securities Act means the Securities Act of
          1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                    Shelf Registration means the registration under the Securities Act of the offering of Registrable
          Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC).

                    Shelf Registration Statement means a
          Registration Statement intended to effect a Shelf
          Registration.

                    Stock Purchase Agreement: See the introductory clauses hereof.

                    underwritten registration or underwritten offering means a registration under the Securities Act in which Registrable Securities, or securities of any person exchangeable or exercisable for or convertible into Registrable Securities, are sold to or through an underwriter for reoffering or distribution pursuant to a public offering.

                    SECTION 2.  Initial Shelf Registration; Demand
          Registration.

                         (a) At or before the Effective Time (as
          defined in the Merger Agreement), the Company shall prepare and file with the SEC a Shelf Registration Statement on an appropriate form (the "Initial Shelf Registration"). The Company shall include in the Initial Shelf Registration all Registrable Securities with respect to which a Holder has, not later than the second day prior to the effectiveness of such Shelf Registration Statement, given the Company written notice of such Holder's intention to sell thereunder; provided, however, that the Company shall not be obligated to include Registerable Securities of Apollo Advisors L.P., or its affiliates, unless Apollo Advisors L.P. and its affiliates collectively include not less than 1,500,000 Company Preferred ADRs in the Initial Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause such Initial Shelf Registration Statement to be declared effective by the SEC at or before the Effective Time.

                         (b) NWCGP shall have the right, during the period (the "Registration Period") commencing on the second anniversary hereof and ending on the third anniversary hereof, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or part of the Registrable Securities designated by such Holders; provided, that such Demand Notice may only be given in the event that, in the opinion of counsel reasonably satisfactory to the Company (which opinion shall be in writing and furnished to the Company), the Registrable Shares must be sold pursuant to an effective registration statement in order for such shares to be sold to the public in the United States without restriction under the Securities Act.
          Upon receipt of any such Demand Notice, the Company will promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice.
          NWCGP shall be entitled to one Demand Registration pursuant to this Section 2(b) unless such Demand Registration did not become effective or was not maintained effective for a period (whether or not continuous) of at least one year or such shorter period which shall terminate when all the Registrable Securities covered by such Demand Registration have been disposed of pursuant thereto, in which case NWCGP will be entitled, in such case, to one additional Demand Registration pursuant hereto.

                         (c)  As soon as practicable, but in any
          event within 20 days after the date on which the Company first receives a Demand Notice pursuant to Section 2(b) hereof, the Company shall file with the SEC a Registration Statement on the appropriate form for the registration and sale of the total number of Registrable Securities specified in such Demand Notices in accordance with the intended method or methods of distribution specified by NWCGP in such Demand Notice (a "Demand Registration"). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible, but in any event within 60 days of the date of the Company's earliest receipt of a Demand Notice.

                         (d)  The Company agrees to use
          commercially reasonable efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the sale of Registrable Securities (i)(A) in the case of the Initial Shelf Registration, until two years from the Effective Time, and (B) in the case of a Demand Registration, until one year from the date on which the SEC declares such Registration Statement effective, or (ii) until all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, if earlier, in either case as such period may be extended pursuant to this Section 2. Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Demand Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or to suspend the use of any Registration Statement, for a period not in excess of 30 days (a "Delay Period") if the Board of Directors of the Company determines in its reasonable good faith judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending acquisition or corporate reorganization or other material transaction involving the Company or any of its subsidiaries or would require disclosure of any other material corporate development that the Company is not otherwise required to disclose, which disclosure would materially adversely affect the Company. The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of
          (x) 90 days minus (y) the number of days occurring during all Hold-Back Periods and Interruption Periods during such 12 month period. Each Holder agrees to cease all disposition efforts under such Registration Statement with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any Delay Period. The Company shall provide prompt written notice to the Holders of the end of each Delay Period. Notwithstanding the foregoing, the Company shall not be entitled to initiate a Delay Period unless it shall concurrently prohibit (i) sales by other security holders under registration statements covering securities held by such other security holders and (ii) sales of securities of the Company by directors and executive officers during such period. The time period for which the Company is required to maintain the effectiveness of a Registration Statement referred to above shall be extended by the aggregate number of days of all Delay Periods, Hold-Back Periods and Interruption Periods affecting such Registration, and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period."

                         (e)  The Company shall not include any
          securities that are not Registrable Securities in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement. As of the date hereof, there are no agreements granting any person (an "Other Security Holder") the right to include any securities of such Other Security Holder (or such Other Security Holder's successors or assigns) in any registration pursuant to Section 2. The Company shall not enter into any agreement granting any Other Security Holder registration rights that would permit any securities of such Other Security Holder (or such Other Security Holder's successors or assigns) to be included in a Registration Statement filed pursuant to this Section 2.

                         (f)  NWCGP may, at any time prior to the
          effective date of the Registration Statement filed pursuant to a Demand Notice, revoke such request by providing a written notice to the Company to such effect, provided, that NWCGP may not make any such revocation request with respect to more than one Demand Notice.

                    SECTION 3.  Hold-Back Agreements.

                    During any Effectiveness Period, NWCGP and each of its Affiliates having Registrable Securities covered by the Registration Statement to which such Effectiveness Period relates shall, if requested by the managing underwriter or underwriters in an underwritten offering by the Company for the account of the Company, agree not to effect any public sale or distribution of any securities of the same type (including any underlying securities) as the securities being offered by the Company (except as part of such underwritten offering or pursuant to Rule 144 or 145 under the Securities Act), during a period of up to 90 days, beginning on the effective date of such underwritten offering (such 90 day period being referred to as a "Hold-Back Period"). In addition, during any Effectiveness Period, the Company shall, if requested by the managing underwriter or underwriters in an underwritten offering for the account of NWCGP or any of its Affiliates, agree not to effect any public sale or distribution of any securities of the same type (including any underlying securities) as the securities being offered by such Holders (except as part of such underwritten offering) during a period of up to 90 days, beginning on the effective date of such underwritten offering.

                    SECTION 4.  Registration Procedures.

                    In connection with the registration obligations of the Company pursuant to and in accordance with Section 2 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the Holders' intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                         (a) prepare and file with the SEC a
          Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof and, subject to
          Section 2(d), use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                         (b) prepare and file with the SEC such
          amendments (including post-effective amendments) to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders owning any Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (including reports to be filed by it under the Exchange Act that, upon filing, will be incorporated or deemed to be incorporated by reference in any Registration Statement or Prospectus), the Company will furnish to the Holders owning Registrable Securities covered by such Registration Statement, and their counsel, for review and comment, copies of all such documents to be filed;

                         (c) notify the Holders owning any
          Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and
          (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                         (d)  use its commercially reasonable
          efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction;

                         (e)  furnish to the Holders disposing of
          Registrable Securities covered by such Registration Statement, counsel for such Holders and each managing underwriter, if any, without charge, one executed copy of the Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case, including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of conformed copies of the Registration Statement and each amendment thereto, and of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement in conformity with the requirements of the Securities Act;

                         (f)  prior to any public offering of
          Registrable Securities, use its commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders disposing of Registrable Securities covered by the Registration Statement shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to general service of process or taxation in any jurisdiction where it is not then subject;

                         (g)  except during any Delay Period, upon
          the occurrence of any event contemplated by Section 4(c)(v) above, promptly file a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (h)  use its commercially reasonable
          efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

                         (i)  on or before the effective date of
          the Registration Statement, provide the transfer agent of the Company for the Registrable Securities with printed certificates for the Registrable Securities in a form eligible for deposit with The Depositary Trust Company;

                         (j)  if such offering is an underwritten
          offering, make available for inspection by any Holder disposing of Registrable Securities included in such Registration Statement, any underwriter of such offering, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential shall not be disclosed to any Inspector unless (i) such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus), (ii) after consultation with counsel for the applicable Inspectors, the Holders and the Company, the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, provided that each Holder shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records; and

                         (k)  if such offering is an underwritten
          offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders disposing of Registrable Securities), addressed to each Holder selling Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use its commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Holder selling Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

                    With respect to any Registration under Section 2 hereof, the Company may require each Holder disposing of Registrable Securities covered by such Registration to furnish such information regarding the Holder and such Holder's intended disposition of Registrable Securities as the Company may from time to time reasonably request in writing. In connection with any offering of Derivative Securities, the Company shall use commercially reasonable efforts to cooperate with a Holder in connection with such offering, provided, that the Company shall not be required to assume any liabilities of a nature that it would not otherwise be liable for in connection with a direct sale by a Holder of Registrable Securities.

                    Upon receipt of any notice from the Company of the happening of any event of the kind described in
          Section 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v) hereof, each Holder shall (i) forthwith discontinue disposition of any Registrable Securities pursuant to such Registration Statement or Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(g) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and (ii) if requested by the Company, deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

                    SECTION 5.  Registration Expenses.

                    Whether or not any Registration Statement is filed or becomes effective, Fox shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, (i) all registration and filing fees, including NASD filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses (including preliminary prospectuses) if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with the Registration Statement,
          (vii) reasonable fees and disbursements of one counsel, other than the Company's counsel, selected to represent all such Holders by Holders owning a majority in number of the Registrable Securities being registered, (viii) fees and expenses customarily reimbursed or paid by issuers or selling securityholders on behalf of underwriters in underwritten offerings and (ix) all other reasonable costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons (other than fees and disbursements of the counsel selected by Holders owning a majority in number of the Registrable Securities being registered) retained by a Holder, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, will be payable by such Holder, and Fox will have no obligation to pay any such amounts.

                    SECTION 6.  Underwriting Requirements.

                          (a)  Subject to Section 6(b) hereof, any
           Holder shall have the right, by written notice, to specify that it intends to dispose of Registrable Securities covered by a Registration Statement pursuant to an underwritten offering.

                         (b)  In the case of any underwritten
          offering(s) pursuant to the Initial Shelf Registration Statement or the Demand Registration, the Holders selling securities in such underwritten offering shall select the institution or institutions that shall manage or lead the offering or placement, subject to the reasonable satisfaction of the Company. Any selection or other decision by Holders pursuant to this paragraph (b) shall be made by the Holders of a majority in number of the Registrable Securities to be sold pursuant to the applicable underwritten offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine.

                    SECTION 7.  Indemnification.

                         (a)  Indemnification by Fox.  Fox shall,
          without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that Fox shall not be liable to any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

                         (b)  Indemnification by Holder of
          Registrable Securities. In connection with any Registration Statement in which a Holder is participating, and as a condition to such participation, such Holder shall (i) furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and (ii) be deemed to have agreed to indemnify, to the fullest extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and in conformity with any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus.

                         (c)  Conduct of Indemnification
          Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (l) the indemnifying party agrees to pay such fees and expenses, (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised in writing (a copy of which shall be furnished to the indemnifying party) by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding to the extent such claim is effected by such defense; provided, however, that the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                         (d)  Contribution.  If the indemnification
          provided for in this Section 7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any investigation or proceeding.

                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this
          Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of Registrable Securities (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    SECTION 8.  Miscellaneous.

               8.1  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, mailed, delivered or sent by confirmed facsimile transmission:

                    To the Company:

                         The News Corporation Limited
                         1211 Avenue of the Americas
                         New York, New York 10036
                         (212) 768-2029
                         Attention:  Arthur M. Siskind

                    With a copy (which shall not constitute notice) to:

                         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York  10176
                         Facsimile:  (212) 697-6686
                         Attn:  Joel I. Papernik

                    To Fox:

                         Fox Television Stations, Inc.
                         10201 West Pico Boulevard
                         Building 88, Room 142
                         Los Angeles, California  90035
                         Facsimile:  (310) 369-2572

                    With a copy (which shall not constitute notice) to:

                         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York  10176
                         Facsimile:  (212) 697-6686
                         Attn:  Joel I. Papernik

                    To a Holder, at the address set forth on
          Schedule 8.1 hereto.

                    8.2  Separability.  If any provision of this
          Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                    8.3  Assignment.  This Agreement shall be
          binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. Except as set forth herein, neither the Company nor any Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the other Holders, with respect to an assignment by any Holder, or the Holders, with respect to an assignment by the Company; provided, that no consent of the Company or the other Holders shall be required for the assignment by any Holder of this Agreement or any of the rights and obligations of such Holder hereunder to any person described in clause (ii) of the definition of "Holder" to whom Registrable Securities are transferred by such Holder. If the Company is a party to a merger, consolidation or other transaction in which all or part of the Registrable Securities are converted or changed into securities of any other person, the Company shall make appropriate provision for such other person to become a party to this Agreement and to provide the registration and other rights with respect to the securities of such other person.

                    8.4  Entire Agreement. This Agreement
          represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof, including, without limitation, the Memorandum (as defined in the Merger Agreement).

                    8.5  Amendments and Waivers.  Except as
          otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

                    8.6  Publicity.  The Holders and the Company
          agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, which consent shall not be unreasonably withheld, except to the extent that the Holders or the Company is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

                    8.7 Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses.

                    8.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    8.9  Counterparts.  This Agreement may be
          executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more such counterparts have been signed by each of the parties and delivered to the other party.


                    8.10 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND GOVERNED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAW. Each of the parties hereto acknowledges that the negotiation of this Agreement occurred in New York, New York and irrevocably agrees that any legal suit, action or proceeding brought by another party hereto arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York (the "Courts"), waives any objection which it may now or hereafter have to the laying of venue of any such proceedings, submits to the exclusive jurisdiction of such Courts in any such suit, action or proceeding and agrees not to commence any such suit, action or proceeding except in such Courts. The Company hereby appoints News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036,
          Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any Court by any party hereto and expressly consents to the jurisdiction of any such Court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and notify the Company of such appointment. With respect to any such action in the Courts, service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

                    8.11 Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

                    8.12  Immunity Waiver.  News Corp. hereby
          waives any immunity to which it may become entitled on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and agrees not to interpose any such immunity as a defense to any suit or action brought or maintained in respect of News Corp.'s obligations under this Agreement.


                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                   THE NEWS CORPORATION LIMITED


                                   By:____________________________
                                      Name:
                                      Title:

                                   FOX TELEVISION STATIONS, INC.


                                   By:____________________________
                                      Name:
                                      Title:

                                   [INVESTOR]


                                   By:____________________________
                                      Name:
                                      Title:


                                SCHEDULE 8.11

                                   INVESTOR
                               NOTICE ADDRESSES


                                                       EXHIBIT B-1

                           FORM OF LEGAL OPINION OF
                SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP,*
                            COUNSEL FOR NEWS CORP.

                    1.   Fox and each of the other News Corp.
          Subsidiaries listed on Schedule A hereto is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

                    2. Fox has the corporate power and corporate authority to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Stock Purchase Agreement by Fox and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Fox. The Stock Purchase Agreement has been executed and delivered by Fox and (assuming it has been duly authorized, executed and delivered by the Seller) is a valid and binding obligation of Fox, enforceable against Fox in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) rights to indemnification thereunder that may be limited by Federal or state securities laws or the policies underlying such laws.

                    3. The execution, delivery and performance of the Stock Purchase Agreement by Fox will not result in a breach or violation of any provision of the certificate of incorporation or by-laws of Fox.

                    4. Each of the Registration Rights Agreement and the Deposit Agreement is a valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). Upon the issuance by the Depositary of the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement against the deposit of News Corp. Preferred Stock in accordance with the provisions of the Deposit Agreement, such News Corp. Preferred ADRs will be legally and validly issued

          -----------------------
          * To the extent any matter in the Opinion is governed by the laws of any jurisdiction other than New York or Delaware, counsel may rely upon the reasonably acceptable opinion of counsel in such other jurisdiction.

          and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                    5.   The News Corp. Guaranty is a valid and
          binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (b) rights to indemnification thereunder may be limited by United States Federal or state securities laws or the policies underlying such laws and (c) Section 205 of the Corporations Law prohibits News Corp. from providing a guaranty of (A) Fox's indemnification obligations under the Merger Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and (B) Fox's obligations to pay amounts under the Registration Rights Agreement.

                    6.   All consents, authorizations, approvals
          and filings with any court, department, commission, authority, board, bureau, agency or other instrumentality of the United States, the State of New York or the State of Delaware (the "Governmental Authorities") required to be obtained or made by News Corp. and all consents and filings required to be obtained or made by News Corp. under the rules of the NYSE, in each case for the consummation of the transactions contemplated by the Stock Purchase Agreement and the issuance and sale of the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement, have been obtained or made, and no such consent, authorization, approval or filing with a Governmental Authority is required to be obtained or made to effect dividend payments on any shares of News Corp. Preferred Stock or for the Depositary to effect dividend payments in U.S. dollars on any News Corp. Preferred ADRs. We express no opinion with respect to any consents, authorizations, approvals and filings required to be made with the FCC.

                    7.   The Registration Statement has become
          effective under the Securities Act, and we have been advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the SEC.

                    8. The statements contained the Registration Statement under the caption ["Description of American Depositary Receipts"] and ["Certain United States Federal Income Tax Matters," as it relates to the News Corp. Preferred ADRs to be issued in the Merger,] are accurate and nothing has been omitted from such statements that would make such statements misleading in any material respect.

                    9. Each of the Registration Statement, as of the effective date thereof, and the Proxy Statement/Prospectus, as of the date thereof, and as of the date hereof (in each case, other than the financial statements, schedules and other financial data included therein, as to which we express no opinion) complies as to form, in all material respects, with the requirements of the Securities Act and the rules and regulations thereunder.

                    In addition, nothing has come to our attention that would lead us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement/Prospectus, as of its date and the date hereof (in each case, other than the financial statements, schedules and other financial data included therein, as to which we express no opinion), insofar as it relates to News Corp., Fox or Merger Sub, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the information contained or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus to the extent such information was furnished by or relates to the Company.


                                       Schedule A

                             [to be reasonably agreed upon]



                                                       EXHIBIT B-2

                           FORM OF LEGAL OPINION OF
                           ALLEN ALLEN & HEMSLEY,**
                      AUSTRALIAN COUNSEL FOR NEWS CORP.

                    1.   News Corp. and each of the News Corp.
          Subsidiaries listed on Schedule A hereto is a corporation duly incorporated under the laws of the jurisdiction set forth opposite its respective name in Schedule A hereto and is capable of being sued in its corporate name.
          There is no application pending, or to our knowledge, threatened for News Corp. or any of such News Corp. Subsidiaries to be wound up, dissolved or deregistered nor is there any application pending or, to our knowledge, threatened for the appointment of a receiver, receiver and manager or administrator in respect of News Corp., the whole or any part of the assets of News Corp, such News Corp. Subsidiaries or the whole or any part of the assets of such News Corp. Subsidiaries.

                    2. All of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement have been duly and validly issued to the Depositary, are fully paid and non-assessable, conform with the description thereof in the Registration Statement and have been admitted for quotation on the Australian Stock Exchange. The certificates for the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement have been duly and validly issued and delivered to the Depositary, and the name of the Depositary has been entered in the Register of Shareholders of News Corp. in respect of such shares of News Corp. Preferred Stock.

                    3.   The issue of the shares of News Corp.
          Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement (a) complied with the Corporations Law, the Memorandum and Articles of Association of News Corp. and the Listing Rules of the Australian Stock Exchange and (b) did not violate any preemptive or similar rights of any holder of any equity securities of News Corp. under the Corporations Law, the listing rules of the ASX or the rights attaching to such securities.

                    4.   News Corp. has the corporate power and
          corporate authority to enter into the Stock Purchase Agreement, the News Corp. Guaranty and the Registration Rights Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Stock Purchase Agreement, the News Corp. Guaranty and the Registration Rights Agreement by News Corp. and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate

          ------------------
          * To the extent any matter in the Opinion is governed by the laws of any jurisdiction other than Australia, counsel may rely upon the reasonably acceptable opinion of counsel in such other jurisdiction.


          action on the part of News Corp. Each of the Stock Purchase Agreement and the Registration Rights Agreement has been executed and delivered by News Corp. and (assuming it has been duly authorized, executed and delivered by the Seller and the Investors, as applicable) is a valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) rights to indemnification thereunder may be limited by United States Federal or state securities laws or the policies underlying such laws. The News Corp. Guaranty is a valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (b) rights to indemnification thereunder may be limited by United States Federal or state securities laws or the policies underlying such laws and (c) Section 205 of the Corporations Law of South Australia prohibits News Corp. from providing a guaranty of (A) Fox's indemnification obligations under the Merger Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and (B) Fox's obligations to pay amounts under the Registration Rights Agreement.

                    5. The execution, delivery and performance of the Stock Purchase Agreement, the News Corp. Guaranty and the Registration Rights Agreement by News Corp. will not result in a breach or violation of any provision of the Memorandum and Articles of Association of News Corp.

                    6. No consents, authorizations, approvals or filings are required to be obtained or made by News Corp. under the laws of Australia nor are any consents or filings required to be obtained or made by News Corp. under the rules of the ASX, in each case, for the consummation of the transactions contemplated by the Stock Purchase Agreement, and the issue and sale of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement and the issuance and sale of the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement, and no such consent, authorization, approval or filing is required to be obtained or made to effect dividend payments on any shares of News Corp. Preferred Stock or for the Depositary to effect dividend payments in U.S. dollars on any News Corp. Preferred ADRs.

                    7. The choice of New York law to govern the Stock Purchase Agreement, the News Corp. Guaranty and the Registration Rights Agreement is, under the laws of Australia, a valid choice of law, and subject to certain exceptions and time limitations, any final judgment for a sum of money against News Corp. in relation to the Stock Purchase Agreement or the Registration Rights Agreement rendered by a competent United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York, would be recognized and enforced by the courts of Australia.

                    8.   Under the laws of the Commonwealth of
          Australia, the submission by News Corp. to the jurisdiction of any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York and the designation of the law of the State of New York to apply to the Stock Purchase Agreement, the News Corp. Guaranty and the Registration Rights Agreement is binding upon News Corp. and, if properly brought to the attention of the court in accordance with the laws of the Commonwealth of Australia, would be enforceable in a judicial proceeding in the Commonwealth of Australia.

                    9. News Corp. is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the Stock Purchase Agreement, the News Corp. Guaranty or the Registration Rights Agreement and could not impose any such immunities as a defense to any suit or action brought or maintained in respect of its obligations under the Stock Purchase Agreement, the News Corp. Guaranty or the Registration Rights Agreement; and if News Corp. were to become entitled to such immunity, News Corp.'s waiver of immunity in Section 5.14 of the Stock Purchase Agreement, Section 7 of the News Corp. Guaranty and Section 8.12 of the Registration Rights Agreement is a valid and legally binding obligation of News Corp.

                    10.  News Corp. has the power to submit, and
          has taken all necessary corporate action to submit, to the jurisdiction of United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York, and to appoint News America Publishing Incorporated as the authorized agent of News Corp. for the purposes and to the extent described in Section 9.4 of the Stock Purchase Agreement, Section 8.2 of the News Corp. Guaranty and Section 8.10 of the Registration Rights Agreement.

                    11. No holder of Company Common Stock, Company Preferred Stock, Company Stock Options or Company Warrants (other than News Corp., Merger Sub, Fox or any other News Corp. Subsidiary) will be liable for any stamp duty or other issuance or transfer taxes in Australia or to any taxing authority thereof or therein in connection with (a) the authorization, issuance, sale and delivery of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement, (b) the deposit with the Depositary of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement, (c) the sale and delivery by Fox of the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement, or
          (d) the consummation of any other transactions contemplated by the Stock Purchase Agreement in connection with the issuance and sale of the shares underlying the News Corp. Preferred Stock to be issued pursuant to the Stock Purchase Agreement and the News Corp. Preferred ADRs to be issued pursuant to the Stock Purchase Agreement.

                    12. The statements contained the Registration Statement under the captions ["Description of Capital Stock"], ["Australian Tax Matters"] and ["Exchange Controls and Other Limitations Affecting Security Holders,"] and the statement regarding the enforceability of civil liabilities against Australian persons under ["Enforceability of Judgments,"] insofar as they relate to matters of Australian law, are accurate and nothing has been omitted from such statements that would make such statements misleading in any material respect.

                    13.  The Deposit Agreement is a valid and
          legally binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except to the extent that enforcement thereof may be limited by
          (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).


                                  Schedule A

           [to be reasonably agreed upon with regard to Australian entities only]



                                                         EXHIBIT C

                           FORM OF LEGAL OPINION OF
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                            COUNSEL FOR THE SELLER

                    1. Each of the Seller and Holdings is validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

                    2.   The Seller has the corporate power and
          corporate authority to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Stock Purchase Agreement by the Seller and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Seller. The Stock Purchase Agreement has been executed and delivered by the Seller and (assuming it has been duly authorized, executed and delivered by News Corp. and Fox) is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) that rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

                    3. The execution and delivery by the Seller of the Stock Purchase Agreement and the performance by the Seller of its obligations thereunder, in accordance with its terms, do not (i) conflict with the Restated Certificate of Incorporation or the By-laws of the Seller, (ii) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or
          (iii) cause the creation of any security interest or lien upon any of the property of the Company pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Seller of the Stock Purchase Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Seller. "Applicable Contracts" mean those agreements or instruments set forth on a Schedule to a certificate provided by the Seller and which have been identified to us.

                    4. Neither the execution or delivery by the Seller of the Stock Purchase Agreement nor the consummation by the Seller of the transactions contemplated thereby in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of New York, the general corporate law of the State of Delaware and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Stock Purchase Agreement.

                    5. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Stock Purchase Agreement by the Seller, except that we express no opinion with regard to the securities or Blue Sky laws of the various states. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.